Exhibit 99.1

OCG, Inc. and Subsidiaries

Consolidated Financial Statements

For the years ended December 31, 2020 and December 31, 2019

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

OCG, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OCG, Inc. (the “Company”) and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matters do not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Assessment of the Company’s Revenue Recognition Relevant to Franchise Income
Description of the Matter

The Company had deferred revenue of approximately $500,000 as of December 31, 2020, and recognized franchise revenue of approximately $9,000 during the year then ended. The Company reviewed their Franchise Agreements to determine the performance obligations contained therein. Based upon their analysis, they determined that the initial franchise fee should be recognized over the ten year life of the contract.

We identified the assessment of the Company’s revenue recognition policy as a critical audit matter because subjective auditor judgment was required in performing procedures over assumptions related to the recognition and completion of the performance obligations and the amount of revenue associated therewith.

How We Addressed the Matter in Our Audit	The primary procedures we performed to address this critical audit matter included the following. We selected a representative sample of the Company’s Franchise Agreements with its initial Franchisees. We reviewed the contracts for consistency of terms and the identification of performance obligations. We reviewed the terms of Accounting Standards Codification (ASC) 606 – Revenues from Contracts with Customers, as well as ASC 952 – Franchisors, to determine that the revenue recognized and the deferral recorded was appropriate within the accounting standards applicable to a franchising operation.

Certified Public Accountants

We have served as OCG, Inc.'s auditor since 2021.

Phoenix, Arizona

September 29, 2021

1

OCG, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

As of December 31, 2020 and December 31, 2019

	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$150,857	$—
Prepaid expenses	27,210	188,891
Deferred commissions	2,208	—
Due from related parties	12,500	1,173,394
Total Current Assets	192,775	1,362,285

Long-Term Assets
Deferred commissions	54,530	24,750
Property and equipment, net	44,829	96,640
Long-term deposits on acquisitions and Other	—	520,020
Intangibles, net	11,162	8,017
Total Long-Term Assets	110,521	649,427
Total Assets	$303,296	$2,011,712

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Overdraft liability	$—	$85,831
Accounts payable and accrued liabilities	1,678,936	1,267,472
Deferred rent	—	135,943
Deferred revenue	19,992	—
Due to related parties	1,566,932	120,935
Convertible notes payable, net - current	4,133,515	11,832
Accrued interest	495,368	194,227
Unspent tenant allowance	—	324,993
Note payable	500,000	—
Total Current Liabilities	8,394,743	2,141,233

Long-Term Liabilities
Deferred revenue	495,845	225,000
Convertible notes payable, net	—	3,577,591
Total Long-Term Liabilities	495,845	3,802,591
Total Liabilities	8,890,588	5,943,824

Stockholders' Deficit
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 57,945,187 shares issued and 57,294,787 outstanding at December 31, 2020 with 650,400 shares in treasury and 49,715,594 shares issued and outstanding at December 31, 2019.	579,452	497,156
Additional paid-in-capital	27,251,963	18,686,289
Treasury Stock, 650,400 shares with a value of $0.65 per share	(422,760)	—
Accumulated deficit	(35,995,947)	(23,115,557)
Total Stockholders' Deficit	(8,587,292)	(3,932,112)
Total Liabilities and Stockholders' Deficit	$303,296	$2,011,712

2

OCG, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2020 and December 31, 2019

	2020	2019
REVENUE
Consulting revenue	$—	$50,000
Franchise revenue	9,163	—
Total revenue and income	9,163	50,000

COSTS AND EXPENSES
Office and general	195,148	657,730
Advertising and promotion	53,133	440,837
Depreciation and amortization	24,483	138,005
Failed acquisition and settlement costs	7,253,296	161,500
Legal and professional	398,693	2,275,267
Commissions	2,312	5,500
Payroll and related	3,437,667	2,394,807
Travel	42,076	277,512
Rent	545,943	595,667
Insurance	106,787	220,703
Total operating costs and expenses	12,059,538	7,167,528

LOSS FROM OPERATIONS	(12,050,375)	(7,117,528)

Other income and (expense)
Interest expense	(870,620)	(285,824)
Interest income	20,867	143,569
Other income (expense)	19,738	(192,655)
LOSS BEFORE INCOME TAX PROVISION	(12,880,390)	(7,452,438)
Income tax provision	$—	$—

NET LOSS	$(12,880,390)	$(7,452,438)

3

OCG, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2020 and December 31, 2019

			Additional
	Common Stock		Paid-in	Treasury	Accumulated
	Shares	Amount	Capital	Stock	(Deficit)	Total
Balance at January 1, 2019	39,974,825	$399,748	$11,363,771	$—	$(11,113,941)	$649,578

Stock issued for debt settlement	8,960,000	89,600	5,734,400	—	—	5,824,000
Loss on common control transaction	—	—	—	—	(4,549,178)	(4,549,178)
Issuance of common stock for cash	180,769	1,808	123,192	—	—	125,000
Restricted stock unit compensation	—	—	252,778	—	—	252,778
Common stock issued for services	600,000	6,000	384,000	—	—	390,000
Warrants vested	—	—	431,199	—		431,199
Beneficial conversion of debt	—	—	396,949	—	—	396,949
Net loss	—	—	—	—	(7,452,438)	(7,452,438)
Balance at December 31, 2019	49,715,594	$497,156	$18,686,289	$—	$(23,115,557)	$(3,932,112)

Issuance of common stock for cash	230,823	2,308	147,727	—	—	150,035
Return of members' equity	(650,400)	—	422,760	(422,760)	—	—
Stock compensation	—	—	798,622	—	—	798,622
Restricted stock unit compensation	—	—	1,047,222	—	—	1,047,222
Common stock issued for services	372,616	3,726	238,474	—	—	242,200
Common stock issued for settlement	7,626,154	76,262	5,813,369	—	—	5,889,631
Beneficial conversion of debt	—	—	97,500	—	—	97,500
Net loss	—	—	—	—	(12,880,390)	(12,880,390)
Balance at December 31, 2020	57,294,787	$579,452	$27,251,963	$(422,760)	$(35,995,947)	$(8,587,292)

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OCG, Inc. and Subsidiaries

CONSOLIDATIED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
OPERATING ACTIVITIES
Net loss	$(12,880,390)	(7,452,438)
Adjustments for non cash activities:
Depreciation and amortization	24,483	138,005
Amortization of warrants	—	431,199
Amortization of debt discount	307,921	86,412
Stock compensation	798,622	—
Common stock issued for services and RSU vesting	1,289,422	642,778
Common stock issued for settlements	5,889,631	—
Debt issued for settlement	500,000	—
Write off of related party balances	663,645	—
Settlement of tenant allowance	(324,993)	—
Forfeiture of deposit on acquisition	520,020	161,500
Loss on disposal of fixed assets	28,683	—

Changes in operating assets and liabilities:
Prepaid expenses	161,681	(1,967)
Deferred commissions	(31,988)	(24,750)
Deferred revenue	290,837	225,000
Accounts payable and accrued liabilities	411,464	1,031,217
Overdraft liability	(85,831)	85,831
Deferred rent	(135,943)	93,793
Accrued interest	443,891	194,227
Net cash used in operating activities	(2,128,845)	(4,389,193)

INVESTING ACTIVITIES
Payments on advances from related parties	2,061,070	2,002,362
Advances to related parties	(1,563,821)	(2,140,206)
Purchase of property and equipment	—	(55,886)
Leasehold reimbursement	—	40,434
Long-term deposits on acquisition	—	(571,520)
Intangible assets	(4,500)	(2,970)
Net cash provided by (used in) investing activities	492,749	(727,786)

FINANCING ACTIVITIES
Proceeds from convertible notes	—	2,895,000
Proceeds from related party convertible notes	347,283	1,004,960
Repayment of related party convertible notes	(13,612)	—
Advances from related parties	1,303,247	62,156
Payments on advances to related parties	—	(1,837)
Proceeds from tenant allowance	—	324,993
Issuance of common stock for cash	150,035	125,000
Net cash provided by financing activities	1,786,953	4,410,272

NET INCREASE (DECREASE) IN CASH	$150,857	$(706,707)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$—	$706,707
CASH AND CASH EQUIVALENTS, END OF PERIOD	$150,857	$—

Supplemental disclosure of cash flow information:
Interest paid in cash	$118,808	$5,185
Income taxes paid in cash	$—	$—

Supplemental disclosure of non-cash investing and financing activities
Interest forgiven in settlement	$142,750	$10,822
Forfeiture of deposit on acquisition	$520,020	$161,500
Settlement of debt	$5,889,631	$1,264,000
Treasury stock	$422,760	$—
Stock issued for services	$242,200	$390,000
Stock compensation	$798,622	$—
Restricted stock compensation	$1,047,222	$252,778
Loss on common control transaction	$—	$4,549,178
Write off of related party balances	$663,645	$—
Amortization of debt discount	$210,421	$86,412
Debt issued for settlement	$500,000	$—
Proceeds from related party	$142,750	$—
Settlement of tenant allowance	$324,993	$—
Beneficial conversion feature	$97,500	$396,949

5

NOTE 1. NATURE OF OPERATIONS AND PRESENTATION

Nature of Operations

OCG, Inc. (the “Company”), was incorporated in the State of Colorado on March 6, 2018. The Company’s principal business activity is the sale of franchises for the operation of retail cannabis boutiques in states with state sponsored legal cannabis programs across the United States.

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in United States dollars. The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

Cash and Cash Equivalents

Cash represents cash on hand, demand deposits placed with banks and other financial institutions and all highly liquid instruments purchased with a remaining maturity of three months or less as of the purchase date of such investments. The Company maintains cash on deposit, which, can exceed federally insured limits. The Company has not experienced any losses on such accounts nor believes it is exposed to any significant credit risk on cash.

Critical Accounting Estimates and Judgments

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Although management uses historical experience and its best knowledge of the amounts, events or actions for the basis of judgments and estimates, actual results may differ materially from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and further periods if the review affects both current and future periods.

Significant estimates and assumptions included in these consolidated financial statements relate to the realization of acquisition costs, recoverability of amounts due from related parties, deferral and recognition of revenue and sales commissions, accruals for liabilities and related expenses, allocations of expenses among related party entities, accruals for potential liabilities, valuation of stock grants and stock-based compensation, and valuation and allowance assumptions related to deferred income tax assets and liabilities.

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Property and Equipment

Property and equipment are recorded at cost net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of computers and furniture ranges from three to seven years. Leasehold improvements are amortized over the lesser of the asset’s estimated useful life or the remaining lease term.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs are charged to expense as incurred. Significant expenditures, which extend the useful lives of assets or increase productivity, are capitalized.

Deferred Commissions

The Company pays sales commissions upon the execution of the franchise agreements and consulting agreements and collection of the amounts due. These commissions are first capitalized and presented as a current and long-term portion on the balance sheets. Commissions are expensed through the statement of operations as the revenue associated with each franchise or consulting agreement is recognized. As of December 31, 2020 and December 31, 2019, the Company had deferred $56,738 and $24,750 of commission expense.

Income Taxes

Deferred tax assets and liabilities are recorded based on the difference between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company calculates a provision for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized by identifying the temporary differences arising from the different treatment of items for tax and accounting purposes. In determining the future tax consequences of events that have been recognized in the financial statements or tax returns, judgment and interpretation of statutes are required.

In assessing realizable deferred tax assets, management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. The Company adjusts the valuation allowance in the period management determines it is more likely than not that net deferred tax assets will or will not be realized. After review of the deferred tax asset and valuation allowance in accordance with ASC 740, management determined that it is more likely than not that the Company will not fully realize all of its deferred tax asset and a valuation allowance was recorded at December 31, 2020 and 2019.

The Company did not recognize any assets or liabilities relative to uncertain tax positions at December 31, 2020 and 2019. Interest or penalties, if any, will be recognized in income tax expense. Since there are no significant unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest. Tax positions are positions taken in a previously filed tax return or positions expected to be taken in a future tax return that are reflected in measuring current or deferred income tax assets and liabilities reported in the financial statements.

The Company reflects tax benefits, only if it is more likely than not that the Company will be able to sustain the tax return position, based on its technical merits. If a tax benefit meets this criterion, it is measured and recognized based on the largest amount of benefit that is cumulatively greater than 50% likely to be realized. Management does not believe that there are any uncertain tax positions at December 31, 2020 or 2019.

The Company is generally subject to tax audits for its United States federal and state income tax returns for approximately the last four years, however, earlier years may be subject to audit under certain circumstances. Tax audits by their very nature are often complex and can require several years to complete.

7

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximate fair value due to their short term to maturity (level 3 inputs).

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also specifies a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities;

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimate of assumptions that market participants would use in pricing the asset or liability.

Stock-Based Compensation

The award of an option to buy the Company’s common stock is a long-term element of compensation. The recipient of a stock option will only realize its value if the market price of the shares increases over the life of the option, the award gives the executive an incentive to remain with the Company and aligns his interests with those of our stockholders.

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, “Compensation – Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award which is generally the vesting period and the related amount is recognized in the consolidated statements of operations. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Assumptions used to estimate compensation expense are determined as follows:

•	Expected term is generally determined using the average of the contractual term and vesting period of the award;
•	Expected volatility is measured using the average of historical daily changes in the market price of the Item 9 Labs, Corp.’s (“INLB”) common stock from March 19, 2018 through the grant date of the options or warrants;
•	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

The following assumptions were used to estimate the warrants issued during the year ended December 31, 2020 and 2019:

Expected stock price volatility	204% - 225%

Expected dividend yield	0.00%

Risk-free interest rate	2.02% – 2.65%

Expected term	1 - 3 years

8

Revenue Recognition – Franchise Agreements

The Company follows the revenue recognition guidance present in ASC Topic 606, “Revenue from Contracts with Customers” in relation to revenue associated with Franchise Agreements.

The principles in ASC 606 are applied using the following five steps:

1. Identify the contract(s) with a customer

2. Identify the performance obligations in the contract

3. Determine the transaction price

4. Allocate the transaction price to the performance obligations in the contract

5. Recognize revenue when (or as) the entity satisfies a performance obligation

Management has identified two main groups of obligations present in the Franchise Agreement. These groups of performance obligations and underlying services may or may not be applicable based on the franchisee’s unique situation. The two groups of performance obligations present in the agreement are as follows:

Pre-Opening Activities: Consultation and services benefiting the franchisee done prior to and necessary for the dispensary to open. Management has determined that the following fees relate to Pre-Opening Activities; Initial Franchise Fee, Launch Fee, and the Initial Marketing Fund Contribution.

Operating Activities: Consultation and services benefiting the franchisee after the dispensary has opened and is operating. Management has determined that the following fees relate to Operating Activities; the Support Fee, Marketing Fund Contributions, Late/Non-sufficient Funds Fees, Tech Fees, Conference Fees, and License Support Fees.

Management has determined that the consideration received in relation to Pre-Opening Activities, typically due upon execution of a franchise agreement, be recognized first on the balance sheet as deferred revenue and then recognized ratably over the term of the franchise agreement as revenue on the statement of operations as the franchisee consumes and receives the benefits of being a franchisee simultaneously as the Company has performed the Pre-Opening Activities. Management has determined that the performance obligations, including marketing services, site and lease review, and other pre-opening activities are not materially distinct from the overall franchise agreement and as such, recognizes these revenues over the life of the agreement, which is typically ten years.

Management has determined it appropriate to recognize revenue related to Operating Activities according to the following policies.

-	Support Fee – recognized over life of the franchise agreement as the promise to provide support services is not distinct from the right to franchise itself.
-	Marketing Fund Contribution - recognized over life of the franchise agreement as the promise to provide marketing services is not distinct from the right to franchise itself.
-	The following revenue streams are recognized at a point in time as the performance obligation is satisfied; Late/NSF Fees, Tech Fees, Conference Fees, License Support Fees, Audit Fees, Payment Service Fees, Training Fees, Indemnification, Insurance Fees, Management Fees, Professional Fees, and Fines and Penalties.

Management has determined that OCG, Inc. is a principal to the performance obligations noted above as the Company has the ability to control pricing, has control over the services prior to transferring to the customer and the Company is primarily responsible for the fulfillment of the performance obligations present in the agreement. As such, gross presentation of the revenues and costs associated with this type of agreement are appropriate for financial statement presentation.

9

Revenue Recognition – Consulting Agreements

The Company follows the revenue recognition guidance present in ASC Topic 606, “Revenue from Contracts with Customers” in relation to revenue from consulting agreements to assist customers with winning retail cannabis licenses through state license application processes. Management has identified the single performance obligation present in the consulting contract as submission of a cannabis license application and subsequent state verdict on the application. The entire negotiated transaction price is allocated to this performance obligation.

Based on the guidance present in ASC 606-10-25-27, revenues received in connection with consulting arrangements are initially deferred. In addition, any commissions accrued or paid that are associated with the agreement are deferred until the revenue is recognized. Once the application is submitted and an acceptance or rejection is received from the regulatory body, the Company will recognize the consulting fee in full at that point in time along with any commissions.

Advertising and Promotion

The entity incurs advertising and promotional costs associated with promoting brand awareness. These costs are expensed as incurred. For the year ended December 31, 2020 and 2019, the Company incurred $53,133 and $440,837 respectively.

Treasury Stock

The entity records treasury stock at cost.

NOTE 3. ACQUISITIONS

Acquisition of OCFC

On September 4, 2018, the Company entered into an Agreement and Plan of Merger (“the Agreement”) with One Can Franchise Colorado, LLC (“OCFC”), a company managed by an Officer of the Company. The purpose of the acquisition was to acquire intellectual property owned by OCFC.

According to the terms of the Agreement the Company paid OCFC upon signing of the agreement $400,000. The Company also agreed to issue to OCFC 10,240,000 shares of common stock of the Company and issue a promissory note in the principal amount of $1,520,000, bearing an interest rate of 2.5% as a consideration for the agreement, payable upon the earlier of (i) the closing of an initial public offering by the Company, (ii) the closing of a reverse takeover by the Company of a public traded company, or (iii) December 31, 2018, provided that the Company may extend the due date to March 31, 2019 in the event that the Company has used its commercially reasonable efforts to close an initial public offering by the Company or a reverse takeover by the Company of a publicly traded company on or prior to December 31, 2018 and the Company makes a principal payment in the sum of $220,000 under the promissory note. On December 28, 2018 the transaction closed. At December 31, 2018, the Company had paid $256,000 towards the principal, and were granted an extension of the maturity date of the note to March 31, 2019. On May 23, 2019, the outstanding note principal and interest were converted to 8,960,000 shares of common stock.

Attempted Acquisition of GMC, LLC

In September 2018, the Company entered into a purchase agreement to acquire the assets of GMC, LLC, a related party with common management. The Company paid $300,000 in deposits represented on the balance sheet at December 31, 2019 under long term deposits on acquisitions. The Company was unable to secure the necessary financing and the deal terminated in December 2020 with a settlement agreement (See Note 7). The Company forfeited $300,000 of deposits along with all $475,814 owed to the Company by GMC, LLC. These amounts are recognized in the Company’s net loss at December 31, 2020 in failed acquisition and settlement costs.

10

Attempted Acquisition of New Agora Real Estate, LLC

On May 6, 2019, the Company entered into a stock purchase agreement with New Agora Real Estate, LLC. The Company paid a total $160,000 in deposits. The Company was unable to secure financing by the deal termination deadline. The Company forfeited $160,000 of deposits and it is recognized in the Company’s net loss at December 31, 2019 in failed acquisition and settlement costs.

Attempted Acquisition of CCR II, LLC

On June 25, 2019, the Company entered into a purchase agreement to acquire the assets of CCR II, LLC, a related party with common management. The Company paid $200,000 in deposits represented on the balance sheet at December 31, 2019 under long term deposits on acquisitions. CCR II fell under court ordered receivership in 2020 that resulted in a settlement agreement (See Note 7) and termination of the deal. The Company forfeited $200,000 of deposits along with all $187,831 owed to the Company by CCR II, LLC. These amounts are recognized in the Company’s net loss at December 31, 2020 in failed acquisition and settlement costs.

Attempted Acquisition of WANA, LLC

On November 15, 2019, the Company signed a term sheet with WANA, LLC. The Company paid a total $1,500 in non-refundable deposits. The Company was unable to come to consensus on final terms by the deal termination deadline. The Company forfeited $1,500 of deposits and is recognized in the Company’s net loss at December 31, 2019 in failed acquisition and settlement costs.

Failed Acquisition and Settlement Costs

Acquisition escrows and deposits and receivables forfeited due to terminated deals are expensed periodically through earnings once potential acquisition opportunities have expired.

NOTE 4. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.  We separately disclose related party excluding those outside of normal compensatory agreements.

The Company’s policy is to evaluate the collectability of amounts due from related parties on an ongoing basis, record an allowance for specific accounts deemed uncollectible, and evaluate the remaining balance for a general allowance for doubtful accounts. Historical write-offs and current macro and microeconomic conditions are considered when evaluating the need for an allowance. Amounts due from related parties are written off when all reasonable collection efforts have been taken. No accounts had been deemed uncollectible at December 31, 2020 and 2019.

a)	Due from related parties:

On July 1, 2018, the Company extended a revolving line of credit to CCR II, LLC, which is a company with management in common, to cover operating expenses. The line could be drawn on up to a maximum amount of $1,750,000 including all principal and interest accrued at a rate of 10% per annum of the daily outstanding balance. As of December 31, 2020, and 2019, the Company had principal and interest outstanding of $0 and $1,002,281 respectively. All outstanding principal and accrued interest was due upon the earlier of a) December 31, 2020 b) a merger/sale of substantially all of CCR’s assets or c) event of default. During 2020, the Company wrote off $187,831 of the balance as part of a settlement agreement with CCR II, LLC.

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As of December 31, 2020 and 2019, the Company was owed $12,500 by ACP, LLC, which is a company with management in common, to cover advertising costs.

As of December 31, 2020 and December 31, 2019, the Company was owed $0 and $158,613 respectively by GMC, LLC, which is a company with management in common, to cover operating expenses. During 2020, the Company wrote off $475,814 of the balance owed by GMC, LLC. After numerous failed attempts at collecting the balance, management determined the amount to be uncollectible in the year ended December 31, 2020.

b)	Due to related parties:

As of December 31, 2020 and 2019, the Company owed $69,403 to Canna Software, a company with management in common, for services performed in the normal course of business.

As of December 31, 2020 and 2019, the Company owed $102,748 and $51,532, respectively, to employees of the Company who are related parties.

On December 18, 2019, the Company issued a promissory note to a member of the Company’s executive team and Board of Directors with a maximum principal balance of $26,000. The promissory note had an original maturity date of July 31, 2020 that was extended to February 19, 2021 and bears interest on the unpaid principal at a rate of 8% per annum. The note is secured by the asset of the Company and its subsidiaries. The Holder may convert outstanding principal and interest into common shares of the Company at a discount of 25% to the most recent sale price of common stock conducted in an arm’s length transaction. As of December 31, 2020, $21,169 of principal and $1,216 of accrued interest were outstanding. As of December 31, 2019, $20,000 of principal and $57 of accrued interest were outstanding. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $8,667 with $0 and $8,168 unamortized at December 31, 2020 and 2019 respectively.

On July 15, 2019 the Company issued a promissory note to Michael Weinberger, a member of the Company’s executive team and Board of Directors with a maximum principal balance of $681,419. The Company borrowed against the note to meet cash shortages in order to operate the business. The promissory note has an original maturity date of July 31, 2021 and bears interest on the unpaid principal at a rate of 8% per annum. The note is secured by the asset of the Company and its subsidiaries. The Holder may convert outstanding principal and interest into common shares of the Company at a discount of 25% to the most recent sale price of common stock conducted in an arm’s length transaction. As of December 31, 2020, $582,434 of principal and $31,251 of accrued interest were outstanding. As of December 31, 2019, $584,965 of principal and $12,635 of accrued interest were outstanding. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $227,140 with $64,767 and $175,752 unamortized at December 31, 2020 and 2019 respectively.

On September 3, 2019 the Company issued a promissory note to A&T Investments, LLC, an owner with greater than 5% ownership with a maximum principal balance of $250,000. The Company borrowed against the note to meet cash shortages in order to operate the business. The promissory note had an original maturity date of March 31, 2021 and bears interest to equal $50,000 at maturity. The note is secured by the asset of the Company and its subsidiaries. The Holder may convert outstanding principal and interest into common shares of the Company at a discount of 25% to the most recent sale price of common stock conducted in an arm’s length transaction. As of December 31, 2020, $250,000 of principal and $26,575 of accrued interest were outstanding. As of December 31, 2019, $250,000 of principal and $6,521 of accrued interest were outstanding. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $83,333 with $13,043 and $66,087 unamortized at December 31, 2020 and 2019 respectively.

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On July 19, 2019 the Company issued a promissory note to Christian Hageseth, a member of the Company’s executive team and Board of Directors with a maximum principal balance of $233,427.17. The Company borrowed against the note to meet cash shortages in order to operate the business. The promissory note has an original maturity date of July 31, 2021 and bears interest on the unpaid principal at a rate of 8% per annum. The note is secured by the asset of the Company and its subsidiaries. The Holder may convert outstanding principal and interest into common shares of the Company at a discount of 25% to the most recent sale price of common stock conducted in an arm’s length transaction. As of December 31, 2020, $160,033 of principal and $16,296 of accrued interest were outstanding. As of December 31, 2019, $150,000 of principal and $3,725 of accrued interest were outstanding. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $77,809 with $22,306 and $60,530 unamortized at December 31, 2020 and 2019 respectively.

Line of Credit

The Company secured a revolving line of credit from Item 9 Labs, Corp. effective May 15, 2020 and amended December 13, 2020 with credit limit of $1,750,000 bearing simple interest at a rate of 5% per annum. The outstanding principal balance of the Note and all accrued but unpaid interest shall be due and payable in full upon the earlier of: (a) August 31, 2021, (b) sale of all or substantially all of the Company’s assets and/or a merger, consolidation or similar transaction involving Company or (c) upon an Event of Default. Amounts due under the line of credit are $1,394,781 at December 31, 2020 and included on the balance sheet under Due to Related Parties.

NOTE 5. PROPERTY AND EQUIPMENT

Property and Equipment

	Computer Equipment	Furniture	Leasehold Improvements	Accumulated Depreciation	Total Property, Plant, and Equipment, Net
Balance, January 1, 2019	$134,458	$29,306	$56,970	$(5,865)	$214,869
Additions	23,675	8,644	26,536	(136,650)	$(77,795)
Leasehold Reimbursement	—	—	(40,434)	—	$(40,434)
Balance, December 31, 2019	$158,133	$37,950	$43,072	$(142,515)	$96,640

Balance, January 1, 2020	$158,133	$37,950	$43,072	$(142,515)	$96,640
Additions	—	—	—	(23,128)	$(23,128)
Disposals/Impairment	(119,829)	—	(43,072)	134,218	$(28,683)
Carrying value as of December 31, 2020	$38,304	$37,950	$—	$(31,425)	$44,829

For the years ended December 31, 2020 and 2019 there was $28,683 and $0 respectively of loss related to disposal of assets included in the Company’s income before taxes. Depreciation expense for the years ended December 31, 2020 and 2019 was $23,128 and $136,650, respectively.

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NOTE 6. FINANCIAL RISK FACTORS

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company’s cash and cash equivalents and the amount due from related party are exposed to credit risk. The Company reduces its credit risk on cash and cash equivalents by placing these instruments with institutions of high credit worthiness.

Concentration Risk

Concentration risk is the risk that the Company derives 10% of more of its revenue from a single customer. For the year ended December 31, 2020, the Company had signed two franchise agreements and recognized 100% of its revenue from one franchisee.

Industry Risk

The industry in which the Company does business (Cannabis) is a new industry in the U.S. and there are divided opinions as to how it should be legalized, if it should be legalized, and how to protect the interest of the general public. As such, a company involved in the Cannabis industry must be prepared for possible changes in laws and regulations which could seriously impact such company’s business. Notwithstanding decriminalization and legalization at the state level, cultivating, distributing, or possessing cannabis is unlawful at the federal level under the Controlled Substances Act. While the Company is ancillary to the cultivation, distribution, and processing of cannabis, its customers have direct exposure to these activities. In addition, changes in regulations, more vigorous enforcement thereof, or other unanticipated events could require extensive changes to operations, increased compliance costs or give rise to material liabilities, which could have a material adverse impact on the Company and its customers.

NOTE 7. NOTES PAYABLE

Convertible Notes

In March 2019, the Company issued unsecured convertible notes to investors for an aggregate principal balance of $2,895,000 subject to 8% interest per annum with maturity date two years after issuance. Holders may convert outstanding principal and accrued interest balances to common shares of the Company at any point prior to maturity for a 25% discount to a liquidity event price or $2.50 per share, whichever is lower. As of December 31, 2020, the Company had $2,895,000 and $402,157 of principal and interest, respectively outstanding. As of December 31, 2019, the Company had $2,895,000 and $166,698 of principal and interest, respectively outstanding. On January 31, 2021, the noteholders converted outstanding principal of $2,895,000 and accrued interest of $422,100 into 5,669,894 common shares with $0.01 par value.

Promissory Notes

In September 2019, the Company entered into promissory notes with four directors and officers of the Company. The details of these notes are described in Note 3.

On February 28, 2020, the Company entered into a promissory note agreement with a principal balance of $250,000 that accrues interest at a rate of 2.5% per month. The note is secured by 1,150,000 common shares of Item 9 Labs, Corp. that shall serve as collateral. The amended maturity date of the note is January 31, 2021. At December 31, 2020, the note had outstanding principal of $250,000 and accrued interest of $0. The holder may convert any portion of the debt into shares of common stock of OCG, Inc. at $0.50 per share. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $75,000 with $0 unamortized at December 31, 2020. In addition, the Company caused to be issued 100,000 common shares of Item 9 Labs Corp., Inc stock upon the execution of the note.

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On April 30, 2020, the Company entered into a promissory note agreement with a principal balance of $75,000 that accrues interest at a rate of 2.5% per month. The note is secured by 345,000 common shares of Item 9 Labs, Corp. that shall serve as collateral. The amended maturity date of the note is January 31, 2021. At December 31, 2020, the note had outstanding principal of $75,000 and accrued interest of $0. The holder may convert any portion of the debt into shares of common stock of OCG, Inc. at $0.50 per share. The Company recorded a beneficial conversion feature associated with the note in which the intrinsic value of the conversion feature is amortized using the straight-line method over the term of the note. The total discount associated with the beneficial conversion feature was $22,500 with $0 unamortized at December 31, 2020. In addition, the Company caused to be issued 25,000 common shares of Item 9 Labs Corp., Inc stock upon the execution of the note.

NOTE 8. COMMITMENTS AND CONTINGENCIES

Leases

The Company leased office space at 100 Garfield St. under a noncancelable lease for its corporate headquarters in Denver, CO, subject to certain provisions for renewal options and escalation of rental payments. The lease term commenced August 2018 and expires January 2024 with an amended base rent of $17,657. The Company went into default under the lease agreement in March 2020 and was issued a court order to vacate in April 2020, which terminated the lease. In April 2020, the Company moved to a remotely based workforce.

In February 2019, the Company entered into a lease of vacant land outside Denver, CO with OCG Investors FL, LLC (unrelated secured party) in which to finance and build a dispensary. Lease payments for the first year were $20,000 per month escalating 2.5% per year until lease expiration in February 2038. OCG defaulted on the lease on April 1, 2020 due to nonpayment of past due rental amounts. On February 4, 2021 the Company signed a settlement agreement terminating the lease. The settlement agreement was made between the Company and OCG Investors FL, LLC subject to the close of the merger between the Company and Item 9 Labs Corp. Consideration to be paid by the Company and guaranteed by the Company’s subsidiaries is as follows; payment of $210,000 representing current and past due rents, payment of $20,000 monthly base rent for the eight months directly following the close of merger between OCG, Inc. and Item 9 Labs Corp., issuance of 1,250,000 of the Company’s common shares, and a $500,000 commercial promissory note due one year from the closing date of the merger between OCG, Inc. and Item 9 Labs Corp. bearing 0% interest. These liabilities have been recognized in the consolidated financial statements as of December 31, 2020.

Litigation

The Company has signed a settlement agreement dated October 5, 2020. The settlement agreement is made between the Company and Robert Stevens, as Receiver for the Estate of CCR II, LLC (related party) with terms subject to the close of the merger between the Company and Item 9 Labs Corp. (See Note 11). Consideration to be paid by the Company is as follows; payment of $200,000, issuance of 1,000,000 shares of OCG stock in the name of Robert Stevens as Receiver for CCR II, LLC, which shall be converted into no less than 450,000 shares of Item 9 Labs Corp. (OTCQX: INLB), and extinguishment of the $187,831 due from CCR II, LLC as of the settlement date. As a result, the Company ultimately issued 1,576,154 shares of OCG, Inc. common stock to the Receiver for the Estate of CCR II, LLC. These commitments and liabilities have been recognized in the consolidated financial statements as of December 31, 2020.

The Company signed a settlement agreement dated December 18, 2020. The settlement agreement is made between the Company and GMC, LLC. Consideration to be paid by the Company is as follows; grant of 4,800,000 shares of the Company to the members of GMC, LLC ratably, forfeited all acquisition deposits and eliminate any receivable due to the Company.

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NOTE 9. STOCKHOLDERS’ DEFICIT

The Company has authorized 100,000,000 common shares at a par value of $0.01 and 10,000,000 preferred shares at a par value of $0.001.

a)	COMMON STOCK

On January 23, 2019, the Company cancelled 50,000 shares of common stock issued for $0.50 per share and refunded the paid in capital, which was netted against common stock issued for cash on the Consolidated Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2019.

On May 23, 2019, the Company issued 8,960,000 shares of common stock in exchange for the cancellation of a note payable and accrued interest in the amount of $1,274,822. As the shares issued had a higher value than the balance of the note, the Company recorded a loss on common control transaction of $4,549,178.

On June 2, 2019, the Company issued 2,000,000 restricted stock units to a member of the executive team entitling them to 2,000,000 shares of common stock vesting January 1, 2021. At December 31, 2020 and 2019, the Company recognized $1,047,222 and $252,778 of compensation expense respectively related to restricted stock units.

On December 5, 2019, the Company issued 600,000 shares of common stock as compensation to the members of the Board of Directors for 2019 service. Shares were valued at $0.65 a share.

On December 10, 2019, the Company issued 230,769 shares through a private placement agreement for $0.65 per share of common stock.

On February 27, 2020, the Company issued 230,823 shares through a private placement agreement for $0.65 per share of common stock.

On April 1, 2020, the Company became in default of a lease obligation that resulted a settlement agreement.. The settlement agreement required the Company to issue 1,250,000 shares of common stock to the landlord (See Note 7).

On October 5, 2020, the Company entered into a settlement agreement that resulted in the recognition of a Type 1 subsequent event. The settlement agreement required the Company to issue 1,576,154 shares of common stock to the Receiver of the Estate of CCR II, LLC (See Note 7).

On December 25, 2020, the Company entered into a settlement agreement with GMC, LLC that required the Company to issue 4,800,000 shares of common stock ratably to the owners of GMC, LLC. An officer and director of the Company was also a 13.55% owner of GMC, LLC and forfeited their common stock consideration of 650,400 shares. The shares forfeited were accounted for as treasury stock on the Company’s balance sheet.

b)	SHARE PURCHASE WARRANTS

At December 31, 2020 and 2019 the Company had 20,379,999 share purchase warrants outstanding. Each warrant entitles the holder the right to purchase one common share as follows:

Number	Exercise Price	Expiration Date	Number Vested
9,000,000	$3.00	June 1, 2021	9,000,000
7,489,300	$3.00	June 1, 2021	7,489,300
1,248,000	$3.00	June 1, 2021	1,248,000
1,262,700	$3.00	June 1, 2021	1,262,700
160,000	$0.01	June 1, 2021	160,000
744,999	$0.50	June 1, 2021	744,999
235,000	$3.00	June 1, 2021	235,000
240,000	$1.50	June 1, 2024	240,000
20,379,999			20,379,999

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As of December 31, 2020 and 2019, the weighted average life of warrants outstanding was 1.4 and 0.5 years, respectively. At December 31, 2020 and 2019 the weighted average exercise price was $2.85.

c)	EMPLOYEE STOCK OPTIONS

The Company created the 2020 Employee Incentive Stock plan in 2020 and granted 1,353,597 fully vested options with 5 year expiration from the grant date of July 1, 2020 and strike price of $0.28. The Company used the Black-Scholes Merton model to value the options at $0.59 per option. At December 31, 2020, the weighted average life of the options outstanding was 4.5 years.

Assumptions used to estimate compensation expense are determined as follows:

•	Expected term is generally determined using the average of the contractual term and vesting period of the award;
•	Expected volatility is measured using the average of historical daily changes in the market price of the Item 9 Labs, Corp.’s (“INLB”) common stock from March 19, 2018 through the grant date of the options or warrants;
•	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

The following assumptions were used to estimate the employee stock options granted during the year ended December 31, 2020:

Expected stock price volatility	185%

Expected dividend yield	0.00%

Risk-free interest rate	0.18%

Expected term	2.5 years

	Options Granted	Options Vested	Options Exercised	Options Outstanding December 31
2019	0	0	0	0
2020	1,353,597	1,353,597	0	1,353,597

d)	TREASURY STOCK

The Company entered into a settlement agreement with GMC, LLC that required the Company to issue 4,800,000 common shares ratably to the owners of GMC, LLC. A director and officer of the Company, who was also an owner of GMC, LLC forfeited their right to receive their 650,400 common share consideration valued at $422,760. These forfeited shares were accounted for as treasury stock of the Company at the value as contributed.

NOTE 10. INCOME TAXES

Income tax provision reflected in the consolidated statements of operations for the years ended December 31, 2020 and 2019 consist of the following:

	2020	2019
Federal benefit	$(743,000)	$(1,396,000)
State benefit	(161,000)	(302,000)
Valuation allowance	904,000	1,698,000

Income Tax Provision	$—	$—

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The significant components of deferred income tax assets at December 31, 2020 and 2019, are as follows:

	December 31, 2020	December 31, 2019
Net operating loss carry forward	$3,253,000	$2,349,000
Valuation allowance	(3,253,000)	(2,349,000)
Net deferred income tax asset	$—	$—

The Company has net operating loss carry forwards of approximately $15,800,000 available to offset taxable income in future years which expires beginning in fiscal 2038. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. Additionally, the Company may have limited the utilization of its net operating loss carryforwards under Internal Revenue Code Section 382 due to its merger with Item 9 Labs, Corp. in 2021 (See Note 11), although no such determination has been made to date.

NOTE 11. SUBSEQUENT EVENTS

Management of the Company has evaluated the existence of any material events subsequent to December 31, 2020 through September 29, 2021.

On February 3, 2021, the Company cancelled 1,353,597 employee stock options and issued 350,497 shares of common stock to terminated employees valued at $0.65 per share.

On February 4, 2021, the Company signed a settlement agreement with OCG Investors FL, LLC for the default on the least of vacant land leased by the Company. The agreement terminated the lease and required the company to pay past due rents of $210,00, future rents of $160,000, issue 1,250,000 shares of $0.01 par value common stock, and issue a $500,000 promissory note pending the Company’s merger with Item 9 Labs Corp. See Note 7 for additional details.

On March 19, 2021, the Company finalized and closed a merger agreement with Item 9 Labs Corp. in which all outstanding shares of OCG, Inc. were converted into the right to receive shares of Item 9 Labs Corp via a merger with the Company and a merger subsidiary wholly-owned by Item 9 Labs, Corp. with the Company remaining as the surviving entity.

NOTE 12. GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and has incurred net losses since its inception. These losses, with the associated substantial accumulated deficit, are a direct result of the Company’s planned ramp up period as it is pursuing market acceptance and geographic expansion. In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company which in turn is dependent upon the Company’s ability to meet its financing requirements, and the success of its future operations. The Company operates in a new, developing industry with a variety of competitors. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, the Company’s independent registered public accounting firm included an emphasis-of-matter paragraph with respect to the accompanying consolidated financial statements, expressing uncertainty regarding the Company’s assumption that it will continue as a going concern.

In order to continue as a going concern, the Company will need to generate additional revenue and obtain additional capital to fund its operating losses and service its debt. As disclosed in Note 11, the Company was acquired in March 2021.

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